Exhibit 99.1     Press Release

PRESS RELEASE
From:                  Massachusetts Fincorp, Inc.
Contact:               Paul C. Green
                       President and Chief Executive Officer
Corporate Office:      70 Quincy Avenue
                       Quincy, Massachusetts 02169
Telephone:            (617) 769-1100


FOR IMMEDIATE RELEASE:


        MASSACHUSETTS FINCORP, INC. ANNOUNCES RESIGNATION OF DIRECTOR

      Quincy, Massachusetts, March 1, 2002 -- Massachusetts Fincorp, Inc. (OTCBB: MAFN), the holding company for Massachusetts Co-operative Bank announced the resignation of John J. Sousa, Jr. as a director of the Company and the Bank effective February 27, 2002. Mr. Sousa has been offered a position as a senior executive with a financial institution in Massachusetts, which would conflict with his ability to serve as a director. The announcement was made by Paul C. Green, Chairman, President and CEO of the Company and the Bank. "The Board accepted Mr. Sousa's resignation with regret." Mr. Green said, "He has been an active contributor to the Bank's success."

      Massachusetts Fincorp, Inc. is a publicly-owned savings and loan holding company and the parent corporation of The Massachusetts Co-operative Bank, a Massachusetts stock co-operative bank offering traditional financial products and services. Massachusetts Co-operative Bank conducts business through its headquarters located at 70 Quincy Avenue, Boston, MA 02169, and its offices located in Boston and East Milton.